Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement of Golden West Brewing Company, Inc. on Form SB-2, of our report dated December 7, 2004, relating to the consolidated financial statements of Golden West Brewing Company, Inc. and Subsidiary for the period from December 23, 2003 (inception) through December 31, 2003.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

February 1, 2005